# PROFORMANCE

Third Quarter 2016
Earnings Release & Supplemental Financial Information

NATIONAL STORAGE AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Self Storage Property Portfolio

13	Schedule 4 - Debt and Equity Capitalization

15	Schedule 5 - Same Store Performance Summary

17	Schedule 6 - Reconciliation of Same Store Data and Net Operating Income to Income from Operations

18	Schedule 7 - Selected Financial Information

19	Glossary

November 2, 2016

National Storage Affiliates Trust Reports Third Quarter 2016 Results; Net Income Increases $5.8 million; Core FFO per Share Increases 20.8%; Same Store NOI Increases 9.5%; Acquired 34 Self Storage Properties
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s third quarter 2016 results.
Third Quarter 2016 Highlights

•	Net income was $7.9 million for the third quarter of 2016, an increase of $5.8 million compared to $2.1 million for the third quarter of 2015.

•
Core funds from operations ("Core FFO") was $18.2 million, or $0.29 per share, for the third quarter of 2016, an increase of 20.8% per share compared to $11.3 million, or $0.24 per share, for the third quarter of 2015.

•	Same store total revenues were $33.0 million for the third quarter of 2016, an increase of 7.2% compared to $30.7 million for the third quarter of 2015.

•	Same store NOI was $22.5 million for the third quarter of 2016, an increase of 9.5% compared to $20.6 million for the third quarter of 2015.

•	Acquired 34 self storage properties during the third quarter of 2016 for approximately $206 million.

•
Completed a public offering of 12,046,250 common shares of beneficial interest ("common shares") at a public offering price of $20.75 per share resulting in net proceeds to the Company of approximately $237 million.

Arlen Nordhagen, Chief Executive Officer and Chairman, commented, "We are extremely pleased with NSA’s third quarter results, as we continue to deliver exceptional quarterly year-over-year increases in same store NOI and Core FFO per share. During the quarter, we invested approximately $206 million in 34 self storage properties, bringing our year-to-date acquisitions to 76 properties totaling over $490 million. Additionally, after quarter end, we formed a new joint venture with a major state pension fund, which subsequently acquired the 66 property iStorage portfolio. In conjunction with this transaction, NSA also acquired the iStorage property management platform and brand. Finally, we continued to strengthen our balance sheet and diversify our capital sources to fund our long-term growth plan.”

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended September 30,
	2016	2015	Growth
Net income	$7,944	$2,109	276.7%

Funds From Operations ("FFO")(1)	$16,510	$8,459	95.2%
Add back acquisition costs	1,737	2,874	(39.6)%
Core FFO(1)	$18,247	$11,333	61.0%

Earnings (loss) per share - basic	$—	$0.19	—
Earnings (loss) per share - diluted	$—	$0.03	—

FFO per share and unit(1)	$0.26	$0.18	44.4%
Core FFO per share and unit(1)	$0.29	$0.24	20.8%

(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are reconciled to their most directly comparable GAAP measure and defined (together with other words and phrases used herein) in the Schedules to this press release and in the supplemental financial information.
Year-Over-Year Results:
Third quarter 2016 net income increased $5.8 million, driven by incremental NOI generated from self storage properties acquired subsequent to October 1, 2015 and same store NOI growth, partially offset by increases in depreciation and amortization, interest expense, and acquisition costs.
Third quarter 2016 basic earnings per share decreased $0.19 per share and diluted earnings per share decreased $0.03 per share. In addition to the items affecting net income described above, the comparison of earnings per share amounts between periods is affected by the allocation of net income to noncontrolling interests pursuant to GAAP. Additional information on NSA's allocation of net income (loss) can be found in the Glossary to the supplemental financial information.
Third quarter 2016 FFO per share increased 44.4% and Core FFO per share increased 20.8%. The increases in FFO and Core FFO were primarily the result of $8.6 million of incremental NOI from 92 self storage properties acquired between October 1, 2015 and September 30, 2016 and same store NOI growth of $2.0 million, partially offset by a $1.7 million increase in distributions to subordinated performance unitholders and a $2.0 million increase in interest expense.
Total Portfolio Operating Results

($ in thousands, except per square foot data)	Three Months Ended September 30,
	2016	2015	Growth
Total revenue	$52,949	$35,678	48.4%
Property operating expenses	17,330	12,000	44.4%
Net Operating Income (NOI)	$35,619	$23,678	50.4%

Average Occupancy	91.0%	89.9%	1.1%
Average annualized rental revenue per occupied square foot	$11.24	$10.75	4.6%

NSA's total portfolio included 352 self storage properties, approximately 21.0 million rentable square feet, with period-end occupancy of 90.1% as of September 30, 2016.
Year-over-year, third quarter 2016 total revenues increased 48.4%, driven by $13.4 million of incremental revenues from 92 self storage properties acquired between October 1, 2015 and September 30, 2016 and a $2.2 million increase in same store total revenues, as discussed in greater detail below.
Third quarter 2016 total property operating expenses increased 44.4% year-over-year, resulting from $4.8 million of incremental property operating expenses generated by 92 self storage properties acquired between October 1, 2015 and September 30, 2016, and an increase of $0.3 million in same store property operating expenses.
Same Store Operating Results

($ in thousands, except per square foot data)	Three Months Ended September 30,
	2016	2015	Growth
Total revenue	$32,964	$30,738	7.2%
Property operating expenses	10,432	10,164	2.6%
Net Operating Income (NOI)	$22,532	$20,574	9.5%
NOI Margin	68.4%	66.9%	1.5%

Average Occupancy	91.4%	90.2%	1.2%
Average annualized rental revenue per occupied square foot	$11.39	$10.74	6.1%
NSA's same store portfolio included 222 self storage properties, approximately 12.3 million rentable square feet, with period-end occupancy of 90.2% as of September 30, 2016.
Year-over-year, third quarter 2016 same store total revenues increased 7.2%. Third quarter 2016 revenue increases were driven by a 120 basis point increase in average occupancy, combined with a 6.1% increase in average annualized rental revenue per occupied square foot. Same store property operating expenses were $10.4 million for the third quarter of 2016, an increase of 2.6% compared to $10.2 million for the third quarter of 2015.
Investment Activity
During the third quarter of 2016, NSA invested approximately $206 million in the acquisition of 34 self storage properties located throughout eight states. These third quarter acquisitions encompass approximately 2.3 million rentable square feet configured in over 18,400 storage units. Subsequent to September 30, 2016, NSA acquired two additional self storage properties for a total investment of approximately $17 million encompassing approximately 0.1 million rentable square feet configured in over 800 storage units.
On October 4, 2016, NSA's joint venture (the “Joint Venture”) with a major state pension fund (the “JV Investor”) completed its acquisition of the 66 property iStorage portfolio for aggregate consideration of approximately $630 million. The Joint Venture financed the acquisition with approximately $320 million in equity (approximately $80 million from NSA in exchange for a 25% ownership interest and approximately $240 million from the JV Investor in exchange for a 75% ownership interest) with the balance of the consideration funded with proceeds from Joint Venture debt financing. The Company also completed its acquisition of the iStorage property management platform for approximately $20 million, including a property management company, a captive insurance company, and the iStorage brand.

Capitalization Activity
On July 6, 2016, NSA closed a follow-on offering of 12,046,250 of its common shares, which included 1,571,250 common shares sold upon the exercise in full by the underwriters of their option to purchase additional common shares, at a public offering price of $20.75 per share, resulting in net proceeds to NSA of approximately $237 million. NSA used the net proceeds from the offering for general corporate purposes, including the repayment of outstanding amounts under its revolving line of credit and the acquisition of additional self storage properties.
During October 2016, NSA issued 1,500,000 of its common shares under the Company's at the market (“ATM”) program for net proceeds of approximately $29 million after deducting the underwriting discount. NSA used the net proceeds from the offering for general corporate purposes, including the repayment of outstanding indebtedness and to fund acquisitions and investments.
2016 Guidance Update
The following table outlines updates to NSA's guidance estimates for the year ended December 31, 2016:

	Ranges for Full Year 2016
	Low	High
Acquisitions, in millions	$750.0	$825.0

Core FFO per share(1)	$1.08	$1.10

(1) The following table provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit:
	Ranges for Full Year 2016
	Low	High
Earnings (loss) per share - diluted	$0.23	$0.31
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.20	0.11
Add real estate depreciation and amortization	0.91	0.92
FFO attributable to subordinated performance unitholders	(0.37)	(0.38)
Add acquisition costs, organizational and offering expenses, and loss on early extinguishment of debt	0.11	0.14
Core FFO per share and unit	$1.08	$1.10
Dividends
On August 25, 2016, NSA's Board of Trustees declared a quarterly cash dividend of $0.22 per common share, which was paid on September 30, 2016 to holders of record on September 15, 2016.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on November 2, 2016.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Thursday, November 3, 2016 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Thursday, November 3, 2016, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13646795
A replay of the call will be available for one week through Thursday, November 10, 2016. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in the upcoming NAREIT REITWorld 2016 industry conference in Phoenix, Arizona on November 15 - 17, 2016.
About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently holds ownership interests in and operates 420 self storage properties located in 23 states with over 25.6 million rentable square feet. NSA is the sixth largest owner and operator of self storage properties among public and private companies in the U.S. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ) and the Russell 2000 Index of Companies.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; and the acquisition of properties, including the timing of acquisitions. For a further list and description of such risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2016, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations
Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUE
Rental revenue	$51,263	$34,600	$135,548	$92,650
Other property-related revenue	1,686	1,078	4,334	2,969
Total revenue	52,949	35,678	139,882	95,619
OPERATING EXPENSES
Property operating expenses	17,330	12,000	46,064	32,668
General and administrative expenses	5,259	4,056	14,431	11,856
Depreciation and amortization	14,319	10,341	38,299	30,192
Total operating expenses	36,908	26,397	98,794	74,716
Income from operations	16,041	9,281	41,088	20,903
OTHER INCOME (EXPENSE)
Interest expense	(6,265)	(4,246)	(17,050)	(16,052)
Loss on early extinguishment of debt	—	—	(136)	(914)
Acquisition costs	(1,737)	(2,874)	(4,733)	(4,192)
Organizational and offering expenses	—	—	—	(58)
Non-operating expense	(95)	(52)	(378)	(256)
Other income (expense)	(8,097)	(7,172)	(22,297)	(21,472)
Net income (loss)	7,944	2,109	18,791	(569)
Net (income) loss attributable to noncontrolling interests	(7,955)	2,263	(9,222)	8,405
Net (loss) income attributable to National Storage Affiliates Trust	$(11)	$4,372	$9,569	$7,836

Earnings (loss) per share - basic	$—	$0.19	$0.35	$0.61
Earnings (loss) per share - diluted	$—	$0.03	$0.25	$0.06

Weighted average shares outstanding - basic	35,080	23,000	27,084	12,924
Weighted average shares outstanding - diluted	35,080	63,456	75,492	38,758

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Real estate
Self storage properties	$1,619,014	$1,147,201
Less accumulated depreciation	(97,993)	(68,100)
Self storage properties, net	1,521,021	1,079,101
Cash and cash equivalents	11,474	6,665
Restricted cash	4,627	2,712
Debt issuance costs, net	2,911	1,923
Other assets, net	23,371	8,648
Assets held for sale	18,702	—
Total assets	$1,582,106	$1,099,049
LIABILITIES AND EQUITY
Liabilities
Debt financing	$722,622	$567,795
Accounts payable and accrued liabilities	29,593	9,694
Deferred revenue	7,844	5,513
Total liabilities	760,059	583,002
Equity
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 35,915,871 and 23,015,751 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	359	230
Additional paid-in capital	450,986	236,392
Retained (deficit) earnings	(8,013)	11
Accumulated other comprehensive loss	(184)	—
Total shareholders' equity	443,148	236,633
Noncontrolling interests	378,899	279,414
Total equity	822,047	516,047
Total liabilities and equity	$1,582,106	$1,099,049

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income (Loss) to FFO and Core FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss)	$7,944	$2,109	$18,791	$(569)
Add (subtract):
Real estate depreciation and amortization	14,117	10,248	37,831	29,943
FFO attributable to subordinated performance unitholders (1)	(5,551)	(3,898)	(16,044)	(10,317)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	16,510	8,459	40,578	19,057
Add:
Acquisition costs	1,737	2,874	4,733	4,192
Organizational and offering expenses	—	—	—	58
Loss on early extinguishment of debt	—	—	136	914
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$18,247	$11,333	$45,447	$24,221

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	35,080	23,000	27,084	12,924
Weighted average restricted common shares outstanding	19	17	18	6
Weighted average OP units outstanding	24,310	21,109	23,761	20,181
Weighted average DownREIT OP unit equivalents outstanding	1,835	1,432	1,835	1,411
Weighted average LTIP units outstanding(3)	2,556	2,243	2,523	1,273
Total weighted average shares and units outstanding - FFO and Core FFO	63,800	47,801	55,221	35,795

FFO per share and unit	$0.26	$0.18	$0.73	$0.53
Core FFO per share and unit	$0.29	$0.24	$0.82	$0.68

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in our operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

(3) LTIP units have been excluded from the calculations of weighted average shares and units outstanding prior to April 28, 2015 because such units did not participate in distributions prior to the Company’s initial public offering.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Earnings (loss) per share - diluted	$—	$0.03	$0.25	$0.06
Impact of the difference in weighted average number of shares(4)	—	0.01	0.09	—
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	0.13	—	—	(0.08)
Add real estate depreciation and amortization	0.22	0.22	0.68	0.84
FFO attributable to subordinated performance unitholders	(0.09)	(0.08)	(0.29)	(0.29)
FFO per share and unit	0.26	0.18	0.73	0.53
Add acquisition costs, organizational and offering expenses, and loss on early extinguishment of debt	0.03	0.06	0.09	0.15
Core FFO per share and unit	$0.29	$0.24	$0.82	$0.68

(4) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares, the treasury stock method for certain unvested LTIP units, and includes the assumption of a hypothetical conversion of subordinated performance units, DownREIT subordinated performance units and LTIP units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 8 in Item 1 to the Company's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests and the application of the two-class method and treasury stock method, as described in footnote (4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss)	$7,944	$2,109	$18,791	$(569)
Add:
General and administrative expenses	5,259	4,056	14,431	11,856
Depreciation and amortization	14,319	10,341	38,299	30,192
Interest expense	6,265	4,246	17,050	16,052
Loss on early extinguishment of debt	—	—	136	914
Acquisition costs	1,737	2,874	4,733	4,192
Organizational and offering expenses	—	—	—	58
Non-operating expense	95	52	378	256
Net Operating Income	$35,619	$23,678	$93,818	$62,951

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss)	$7,944	$2,109	$18,791	$(569)
Add:
Depreciation and amortization	14,319	10,341	38,299	30,192
Interest expense	6,265	4,246	17,050	16,052
Loss on early extinguishment of debt	—	—	136	914
EBITDA	28,528	16,696	74,276	46,589
Add:
Acquisition costs	1,737	2,874	4,733	4,192
Organizational and offering expenses	—	—	—	58
Equity-based compensation expense(1)	685	654	1,913	2,375
Adjusted EBITDA	$30,950	$20,224	$80,922	$53,214

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in our consolidated statements of operations.

Supplemental Schedule 3

Self Storage Property Portfolio
(dollars in thousands) (unaudited)

Total Portfolio

	Stores at Period End September 30,		Units at Period End September 30,		Rentable Square Feet at Period End September 30,		Occupancy at Period End September 30,
State	2016	2015	2016	2015	2016	2015	2016	2015	Growth
California	73	36	43,152	21,772	5,369,252	2,749,850	92.0%	89.2%	2.8%
Oregon	53	50	21,456	20,222	2,728,903	2,525,445	91.8%	94.5%	(2.7)%
Texas	51	47	20,019	18,186	2,820,930	2,574,515	88.1%	87.3%	0.8%
North Carolina	30	28	13,438	12,559	1,655,191	1,558,948	89.3%	86.7%	2.6%
Oklahoma	30	26	14,007	12,310	1,902,990	1,649,137	86.7%	87.9%	(1.2)%
Georgia	20	18	6,578	5,919	886,567	772,649	94.4%	94.6%	(0.2)%
Florida	16	2	13,332	696	1,126,071	80,556	86.5%	85.0%	1.5%
Arizona	15	13	8,405	7,316	981,617	835,867	90.7%	83.1%	7.6%
Washington	14	14	4,788	4,825	601,840	611,150	90.6%	92.9%	(2.3)%
Louisiana	10	5	4,443	2,192	614,183	298,710	88.6%	85.5%	3.1%
Colorado	9	8	4,131	3,740	503,746	453,166	95.0%	94.3%	0.7%
New Hampshire	9	4	3,669	1,771	444,225	211,100	92.9%	91.2%	1.7%
Indiana	6	—	3,164	—	462,366	—	83.6%	—	—
Nevada	5	3	2,766	1,777	360,852	241,551	93.9%	81.6%	12.3%
South Carolina	4	3	1,210	888	147,530	105,540	91.3%	96.8%	(5.5)%
Other(1)	7	3	3,166	783	441,057	113,962	85.4%	94.6%	(9.2)%
Total/Weighted Average	352	260	167,724	114,956	21,047,320	14,782,146	90.1%	89.5%	0.6%

2016 Acquisition Activity

Acquisitions Closed During the Quarter Ended:				Summary of Consideration
	Stores	Units	Rentable Square Feet		Value of OP Equity	Liabilities Assumed(2)	Other Liabilities	Total Investment
				Cash
March 31, 2016	17	7,633	1,070,540	$63,300	$19,068	$5,861	$584	$88,813
June 30, 2016	25	19,022	1,906,703	61,263	80,986	55,767	1,212	199,228
September 30, 2016	34	18,425	2,267,573	199,890	4,841	—	896	205,627
Total 2016(3)	76	45,080	5,244,816	$324,453	$104,895	$61,628	$2,692	$493,668

(1) Other states in our total portfolio include Alabama, Kentucky, Mississippi and New Mexico.
(2) $12.2 million of the mortgages assumed in connection with the self storage property acquisitions were subsequently repaid during the nine months ended September 30, 2016.
(3) NSA acquired self storage properties located in Alabama, Arizona, California, Colorado, Florida, Georgia, Indiana, Louisiana, Mississippi, New Hampshire, New Mexico, Nevada, Oklahoma, Oregon and Texas during 2016.

Supplemental Schedule 4

Debt and Equity Capitalization
As of September 30, 2016
(dollars in thousands) (unaudited)

Debt Balances and Characteristics

	Effective Interest Rate(1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	1.93%	3.60	$85,500
Term loan - 5 year tranche	2.61%	4.60	225,000
Term loan - 6 year tranche	3.15%	5.60	100,000
Term loan - 7 year	3.08%	6.75	100,000
Fixed rate mortgages payable	4.05%	7.55	206,087
Total Principal/Weighted Average	3.10%	5.80	716,587
Unamortized debt issuance costs and debt premium, net			6,035
Total Debt			$722,622

Debt Maturities

	Average Effective Interest Rate on Maturing Debt(1)	Maturities as a Percent of Total Principal	Maturities
Total Remainder of 2016	2.44%	0.1%	$811

2017 1Q	2.57%	1.5%	11,034
2017 2Q	—	—	—
2017 3Q	2.55%	0.3%	1,887
2017 4Q	—	—	—
Total 2017	2.57%	1.8%	12,921

2018	2.93%	0.9%	6,104
2019	—	—	—
2020	2.51%	17.4%	124,722
2021	2.65%	32.0%	229,029
2022	3.15%	14.0%	100,000
2023	3.69%	25.2%	180,827
2024	4.21%	2.9%	20,546
Thereafter	4.10%	5.7%	41,627
Total Principal/Weighted Average	3.10%	100.0%	716,587
Unamortized debt issuance costs and debt premium, net			6,035
Total Debt			$722,622

Debt Ratios

		Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA		n/a	5.7x
Trailing Twelve Month Fixed Charge Coverage Ratio		> 1.5x	3.8x
Total Leverage Ratio		< 60.0%	36.7%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.15% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of September 30, 2016
(unaudited)

Equity Interests

	Outstanding	If Converted
Common shares of beneficial interest	35,896,781	35,896,781
Restricted common shares	19,090	19,090
Total shares outstanding	35,915,871	35,915,871
Operating partnership units	25,503,628	25,503,628
DownREIT operating partnership unit equivalents	1,834,786	1,834,786
Total operating partnership units	27,338,414	27,338,414
Long-term incentive plan units(2)	1,281,505	1,281,505
Subordinated performance units(3)	11,011,649	15,306,192
DownREIT subordinated performance unit equivalents(3)	4,386,999	6,097,929
Total subordinated partnership units	15,398,648	21,404,121
Total shares and units outstanding	79,934,438	85,939,911

(2) Balances exclude 271,400 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.39 OP units based on historical financial information for the trailing twelve months ended September 30, 2016. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2016 compared to Three Months Ended September 30, 2015

		Total Revenue			Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	3Q 2016	3Q 2015	Growth	3Q 2016	3Q 2015	Growth	3Q 2016	3Q 2015	Growth	3Q 2016	3Q 2015	Growth
Oregon	49	$8,170	$7,373	10.8%	$2,023	$2,002	1.0%	$6,147	$5,371	14.4%	75.2%	72.8%	2.4%
Texas	45	5,377	5,192	3.6%	2,093	2,058	1.7%	3,284	3,134	4.8%	61.1%	60.4%	0.7%
California	27	6,792	6,076	11.8%	2,060	1,930	6.7%	4,732	4,146	14.1%	69.7%	68.2%	1.5%
Oklahoma	25	3,045	3,043	0.1%	1,045	1,037	0.8%	2,000	2,006	(0.3)%	65.7%	65.9%	(0.2)%
North Carolina	19	2,164	2,080	4.0%	715	709	0.8%	1,449	1,371	5.7%	67.0%	65.9%	1.1%
Georgia	16	1,421	1,337	6.3%	546	547	(0.2)%	875	790	10.8%	61.6%	59.1%	2.5%
Washington	13	1,646	1,538	7.0%	504	468	7.7%	1,142	1,070	6.7%	69.4%	69.6%	(0.2)%
Arizona	10	1,872	1,739	7.6%	620	600	3.3%	1,252	1,139	9.9%	66.9%	65.5%	1.4%
Colorado	8	1,309	1,280	2.3%	375	367	2.2%	934	913	2.3%	71.4%	71.3%	0.1%
Other(1)	10	1,168	1,080	8.1%	451	446	1.1%	717	634	13.1%	61.4%	58.7%	2.7%
Total/Weighted Average	222	$32,964	$30,738	7.2%	$10,432	$10,164	2.6%	$22,532	$20,574	9.5%	68.4%	66.9%	1.5%

		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		3Q 2016	3Q 2015	Growth	3Q 2016	3Q 2015	Growth	3Q 2016	3Q 2015	Growth
Oregon	19,682	2,473,875	91.8%	94.8%	(3.0)%	94.4%	95.6%	(1.2)%	$13.81	$12.32	12.1%
Texas	17,461	2,471,193	88.6%	87.5%	1.1%	90.0%	88.0%	2.0%	9.39	9.21	2.0%
California	15,977	1,955,061	91.3%	89.8%	1.5%	92.4%	89.3%	3.1%	14.33	13.30	7.7%
Oklahoma	11,814	1,573,796	86.7%	89.0%	(2.3)%	87.2%	89.4%	(2.2)%	8.64	8.45	2.2%
North Carolina	8,165	973,418	86.8%	84.4%	2.4%	87.2%	85.3%	1.9%	9.86	9.70	1.6%
Georgia	5,281	676,656	94.2%	94.2%	—%	94.9%	93.7%	1.2%	8.53	8.12	5.0%
Washington	4,476	559,275	90.4%	93.1%	(2.7)%	91.2%	93.1%	(1.9)%	12.71	11.42	11.3%
Arizona	5,941	657,815	90.7%	82.9%	7.8%	89.8%	82.3%	7.5%	12.09	12.26	(1.4)%
Colorado	3,738	453,216	94.8%	94.3%	0.5%	96.7%	96.2%	0.5%	11.68	11.48	1.7%
Other(1)	3,946	511,421	92.3%	88.2%	4.1%	92.3%	86.4%	5.9%	9.64	9.54	1.0%
Total/Weighted Average	96,481	12,305,726	90.2%	89.9%	0.3%	91.4%	90.2%	1.2%	$11.39	$10.74	6.1%

(1) Other states in NSA's same store portfolio include Mississippi, New Hampshire, Nevada and South Carolina.

Supplemental Schedule 5

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2016 compared to Nine Months Ended September 30, 2015

		Total Revenue			Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2016	YTD 2015	Growth	YTD 2016	YTD 2015	Growth	YTD 2016	YTD 2015	Growth	YTD 2016	YTD 2015	Growth
Oregon	49	$23,137	$20,658	12.0%	$6,074	$5,883	3.2%	$17,063	$14,775	15.5%	73.7%	71.5%	2.2%
Texas	45	15,575	14,959	4.1%	6,172	5,847	5.6%	9,403	9,112	3.2%	60.4%	60.9%	(0.5)%
California	27	19,622	17,546	11.8%	6,075	5,721	6.2%	13,547	11,825	14.6%	69.0%	67.4%	1.6%
Oklahoma	25	9,068	8,883	2.1%	3,042	3,001	1.4%	6,026	5,882	2.4%	66.5%	66.2%	0.3%
North Carolina	19	6,250	6,042	3.4%	2,078	2,072	0.3%	4,172	3,970	5.1%	66.8%	65.7%	1.1%
Georgia	16	4,150	3,802	9.2%	1,649	1,648	0.1%	2,501	2,154	16.1%	60.3%	56.7%	3.6%
Washington	13	4,819	4,407	9.3%	1,462	1,370	6.7%	3,357	3,037	10.5%	69.7%	68.9%	0.8%
Arizona	10	5,435	5,002	8.7%	1,758	1,691	4.0%	3,677	3,311	11.1%	67.7%	66.2%	1.5%
Colorado	8	3,805	3,624	5.0%	1,116	1,094	2.0%	2,689	2,530	6.3%	70.7%	69.8%	0.9%
Other(1)	10	3,390	3,087	9.8%	1,366	1,347	1.4%	2,024	1,740	16.3%	59.7%	56.4%	3.3%
Total/Weighted Average	222	$95,251	$88,010	8.2%	$30,792	$29,674	3.8%	$64,459	$58,336	10.5%	67.7%	66.3%	1.4%

		Rentable Square Feet	Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2016	YTD 2015	Growth	YTD 2016	YTD 2015	Growth
Oregon	19,682	2,473,875	93.4%	92.8%	0.6%	$13.20	$11.87	11.2%
Texas	17,461	2,471,193	88.7%	85.0%	3.7%	9.18	9.14	0.4%
California	15,977	1,955,061	91.7%	86.4%	5.3%	13.92	13.43	3.6%
Oklahoma	11,814	1,573,796	87.7%	88.0%	(0.3)%	8.54	8.36	2.2%
North Carolina	8,165	973,418	84.9%	83.3%	1.6%	9.74	9.64	1.0%
Georgia	5,281	676,656	94.2%	90.2%	4.0%	8.37	8.03	4.2%
Washington	4,476	559,275	91.8%	91.2%	0.6%	12.23	11.11	10.1%
Arizona	5,941	657,815	86.5%	79.9%	6.6%	12.13	12.11	0.2%
Colorado	3,738	453,216	95.2%	91.9%	3.3%	11.49	11.34	1.3%
Other(1)	3,946	511,421	91.5%	82.5%	9.0%	9.43	9.48	(0.5)%
Total/Weighted Average	96,481	12,305,726	90.4%	87.5%	2.9%	$11.08	$10.59	4.6%

(1) Other states in NSA's same store portfolio include Mississippi, New Hampshire, Nevada and South Carolina.

Supplemental Schedule 6

Reconciliation of Same Store Data and Net Operating Income to Income from Operations
(dollars in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Rental revenue
Same store portfolio	$31,975	$29,798	$92,400	$85,259
Non-same store portfolio	19,288	4,802	43,148	7,391
Total rental revenue on our statements of operations	51,263	34,600	135,548	92,650

Other property-related revenue
Same store portfolio	989	940	2,851	2,751
Non-same store portfolio	697	138	1,483	218
Total other property-related revenue on our statements of operations	1,686	1,078	4,334	2,969

Property operating expenses
Same store portfolio	10,432	10,164	30,792	29,674
Non-same store portfolio	6,898	1,836	15,272	2,994
Total property operating expenses on our statements of operations	17,330	12,000	46,064	32,668

Net operating income for:
Same store properties	22,532	20,574	64,459	58,336
Non-same store properties	13,087	3,104	29,359	4,615
Net operating income	35,619	23,678	93,818	62,951

General and administrative expenses	5,259	4,056	14,431	11,856
Depreciation and amortization	14,319	10,341	38,299	30,192
Income from operations on our statements of operations	$16,041	$9,281	$41,088	$20,903

Supplemental Schedule 7

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$11.39	$10.74	$11.08	$10.59
Total portfolio	$11.24	$10.75	$10.90	$10.60

Total Portfolio Capital Expenditures

Recurring capital expenditures	$936	$570	$2,442	$1,649
Revenue enhancing capital expenditures	1,385	10	2,315	703
Acquisitions capital expenditures	2,307	402	3,982	544
Total Portfolio Capital Expenditures	$4,628	$982	$8,739	$2,896

Total portfolio square feet	21,047	14,782	21,047	14,782
Recurring Capital Expenditures Per Square Foot	$0.04	$0.04	$0.12	$0.11

Property Operating Expenses Detail

Store payroll and related costs	$5,136	$3,493	$13,832	$9,569
Property tax expense	3,825	2,497	10,204	7,059
Other property operating expenses	8,369	6,010	22,028	16,040
Property operating expenses on our statements of operations	$17,330	$12,000	$46,064	$32,668

General and Administrative Expenses Detail

Supervisory and administrative expenses	$2,959	$2,022	$7,839	$5,414
Equity-based compensation expense	685	654	1,913	2,375
Other general and administrative expenses	1,615	1,380	4,679	4,067
General and administrative expenses on our statements of operations	$5,259	$4,056	$14,431	$11,856

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue per our statements of operations (which includes fees and is net of any discounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: We define EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense. We define ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties, and impairment of long-lived assets; and by subtracting gains on sale of properties and debt forgiveness. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We present EBITDA and Adjusted EBITDA because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We include amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because we believe the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent our allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders for the purpose of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders. We define CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness and gains (losses) on early extinguishment of debt.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of our properties. Given the nature of our business as a real estate owner and operator, we consider FFO and Core FFO as key supplemental measures of our operating performance that are not specifically defined by GAAP. We believe that FFO and Core FFO are useful to management and investors as a starting point in measuring our operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and Core FFO should be compared with our reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of its operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in our operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: We calculate net debt to Adjusted EBITDA as total debt (inclusive of $11.4 million of fair value of debt adjustments and $5.4 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  We define net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, acquisition costs, organizational and offering expenses, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
We believe NOI is useful to investors in evaluating our operating performance because:

•
NOI is one of the primary measures used by our management and our PROs to evaluate the economic productivity of our properties, including our ability to lease our properties, increase pricing and occupancy and control our property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of our capital structure; and

•
We believe NOI helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of the cost basis of our assets from our operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net income (loss). We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in our operating partnership which are economically equivalent to our common shares. We also own certain of our self storage properties through other consolidated limited partnership subsidiaries of our operating partnership, which we refer to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to our OP units, which we define as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are our experienced regional self storage operators with local operational focus and expertise. As of September 30, 2016, our Company had seven PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, and Hide-Away.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: Our same store portfolio is defined as those properties owned and operated for the entirety of the applicable periods presented, excluding any properties we sold or where we completed a storage space expansion which caused the property's year-over-year operating results to no longer be comparable. Our 2016 same store portfolio consists of only those properties that were included in the Company's consolidated results since January 1, 2015, excluding one property where the Company completed a storage space expansion during the year ended December 31, 2015.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in our operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize our PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that they continue to manage on our behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, we believe SP units play a key role in aligning the interests of our PROs with us and our shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to our SP units, which we define as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.